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                                                                    EXHIBIT 21.1

                   SUBSIDIARIES OF RENAISSANCE LEARNING, INC.
                            (As of February 28, 2003)

Name                                                              Jurisdiction of Organization
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
Renaissance Learning Australia Proprietary Limited                Australia
Advantage Learning Systems India Private Limited                  India
Renaissance Learning of Canada Co.                                Nova Scotia, Canada
Renaissance Learning UK Limited                                   United Kingdom
Athena Holdings LLC                                               Wisconsin
Generation21 Learning Systems, LLC                                Wisconsin
Renaissance Corporate Services, Inc.                              Washington
RL Investments, Inc.                                              Nevada
RL Asset Management, Inc.                                         Nevada
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